Exhibit 99.1

CA Technologies Enters Into an Accelerated Share Repurchase Agreement

ISLANDIA, N.Y., Jan. 26, 2012 – CA Technologies (NASDAQ:CA) today announced it entered into an accelerated share repurchase agreement with Bank of America, N.A., under which the Company will repurchase $500 million of its common stock. The majority of the shares will be delivered to the Company by the bank in the Company’s fourth quarter, ending March 31, 2012. The Company will acquire these common shares as part of its $1.5 billion stock repurchase program it announced on Jan. 24, 2012.

The specific number of shares to be repurchased will be based generally on the volume-weighted average share price of the Company’s common shares. A Current Report on Form 8-K with additional details on this transaction will be filed today.

About CA Technologies

CA Technologies (NASDAQ: CA) is an IT management software and solutions company with expertise across all IT environments — from mainframe and distributed, to virtual and cloud. CA Technologies manages and secures IT environments and enables customers to deliver more flexible IT services. CA Technologies innovative products and services provide the insight and control essential for IT organizations to power business agility. The majority of the Global Fortune 500 relies on CA Technologies to manage evolving IT ecosystems. For additional information, visit CA Technologies at www.ca.com.

Cautionary Statement Regarding Forward-Looking Statements

Repurchases under the Company’s stock repurchase program are expected to be made with cash on hand and may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program, which is authorized through fiscal year 2014, does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion. Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “targets” and similar expressions) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to achieve success in the Company’s strategy by, among other things, increasing sales in new and emerging enterprises and markets, enabling the sales force to sell new products, improving the Company’s brand in the marketplace and ensuring the Company’s set of cloud computing, Software-as-a-Service and other new offerings address the needs of a rapidly changing market, while not adversely affecting the demand for the Company’s traditional products or its profitability; global economic factors or political events beyond the Company’s control; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, industry or business sector; failure to expand partner programs; the ability to adequately manage and evolve financial reporting and managerial systems and processes; acquisition opportunities that may or may not arise; the ability to integrate acquired companies and products into existing businesses; competition in product and service offerings and pricing; the ability to retain and attract qualified key personnel; the ability to adapt to rapid technological and market changes; the ability of the Company’s products to remain compatible with ever-changing operating environments; access to software licensed from third parties; use of software from open source code sources; discovery of errors in the Company’s software and potential product liability claims; any significant amounts of debt and possible future credit rating changes; the failure to protect the Company’s intellectual property rights and source code; fluctuations in the number, terms and duration of our license agreements as well as the timing of orders from customers and channel partners; reliance upon large transactions with customers; risks associated with sales to government customers; breaches of the Company’s software products and the Company’s and customers’ data centers and IT environments; third-party claims of intellectual property infringement or royalty payments; fluctuations in foreign currencies; failure to effectively execute the Company’s workforce reductions; successful outsourcing of various functions to third parties; potential tax liabilities; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should our assumptions prove incorrect, actual results may vary materially from those described herein as believed, planned, anticipated, expected, estimated or targeted. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Bill Hughes

CA Technologies

Phone: (212) 415-6828

william.hughes@ca.com